As filed with the Securities and Exchange Commission on February 8, 2016

File No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Manitowoc Foodservice, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-4625716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2227 Welbilt Boulevard New Port Richey, Florida	34655
(Address of principal executive offices)	(Zip Code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

MANITOWOC FOODSERVICE, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 hereto. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business
The following sections of our Information Statement are hereby incorporated by reference: “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find More Information” and “Index to Financial Statements” and the statements referenced therein.

1A.	Risk Factors	The following sections of our Information Statement are hereby incorporated by reference: “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”
2.	Financial Information
The following sections of our Information Statement are hereby incorporated by reference: “Summary Historical and Unaudited Pro Forma Combined Financial Data,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the statements referenced therein.

3.	Properties	The following section of our Information Statement is hereby incorporated by reference: “Business—Production and Facilities.”
4.	Security Ownership of Certain Beneficial Owners and Management	The following section of our Information Statement is hereby incorporated by reference: “Security Ownership of Certain Beneficial Owners and Management.”
5.	Directors and Executive Officers	The following sections of our Information Statement are hereby incorporated by reference: “Management” and “Board of Directors.”
6.	Executive Compensation	The following sections of our Information Statement are hereby incorporated by reference: “Board of Directors,” “Compensation Discussion and Analysis” and “Executive Compensation.”
7.	Certain Relationships and Related Transactions, and Director Independence	The following sections of our Information Statement are hereby incorporated by reference: “Board of Directors” and “Certain Relationships and Related Party Transactions.”
8.	Legal Proceedings	The following section of our Information Statement is hereby incorporated by reference: “Business—Legal Proceedings.”

Item No.	Caption	Location in Information Statement
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy,” “Capitalization,” “Executive Compensation” and “Description of our Capital Stock.”
10.	Recent Sales of Unregistered Securities	The following section of our Information Statement is hereby incorporated by reference: “Description of Our Capital Stock—Distribution of Securities.”
11.	Description of Registrant’s Securities to be Registered	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Our Capital Stock.”
12.	Indemnification of Directors and Officers
The following section of our Information Statement is hereby incorporated by reference: “Description of Our Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers.”

13.	Financial Statements and Supplementary Data	The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.
15.	Financial Statements and Exhibits
(a) Financial Statements.
The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein.
(b) Exhibits.
See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Master Separation and Distribution Agreement by and among The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
3.1	Form of Amended and Restated Certificate of Incorporation of Manitowoc Foodservice, Inc.*
3.2	Form of Bylaws of Manitowoc Foodservice, Inc.*
10.1	Form of Tax Matters Agreement by and among The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.2	Form of Transition Services Agreement between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.3	Form of Employee Matters Agreement between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.4	Form of Intellectual Property Matters Agreement between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.5
Settlement Agreement, dated February 6, 2015, among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc.*

10.6	Employment Agreement, dated July 28, 2015, by and between Hubertus M. Muehlhaeuser and The Manitowoc Company, Inc.*
10.7	Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan.*
10.8
Amendment, dated December 31, 2015, among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc.*

10.9
Purchase Agreement, dated February 5, 2016, between MTW Foodservice Escrow Corp., Manitowoc Foodservice, Inc., the guarantors named therein, and Goldman, Sachs & Co., for itself and on behalf of the several initial purchasers listed on Schedule 1 thereto.

10.10
Escrow Agreement, dated February 5, 2016, among Manitowoc Foodservice, Inc., Enodis Holdings Limited, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent under the Credit Agreement attached thereto, and J.P. Morgan Chase Bank, N.A., as escrow agent.

21.1	List of subsidiaries of Manitowoc Foodservice, Inc.
99.1	Preliminary Information Statement of Manitowoc Foodservice, Inc., subject to completion, dated February 8, 2016.

* Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MANITOWOC FOODSERVICE, INC.
(Registrant)

DATE: February 8, 2016	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Master Separation and Distribution Agreement by and among The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
3.1	Form of Amended and Restated Certificate of Incorporation of Manitowoc Foodservice, Inc.*
3.2	Form of Bylaws of Manitowoc Foodservice, Inc.*
10.1	Form of Tax Matters Agreement by and among The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.2	Form of Transition Services Agreement between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.3	Form of Employee Matters Agreement between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.4	Form of Intellectual Property Matters Agreement between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.*
10.5
Settlement Agreement, dated February 6, 2015, among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc.*

10.6	Employment Agreement, dated July 28, 2015, by and between Hubertus M. Muehlhaeuser and The Manitowoc Company, Inc.*
10.7	Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan.*
10.8
Amendment, dated December 31, 2015, among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc.*

10.9
Purchase Agreement, dated February 5, 2016, between MTW Foodservice Escrow Corp., Manitowoc Foodservice, Inc., the guarantors named therein, and Goldman, Sachs & Co., for itself and on behalf of the several initial purchasers listed on Schedule 1 thereto.

10.10
Escrow Agreement, dated February 5, 2016, among Manitowoc Foodservice, Inc., Enodis Holdings Limited, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent under the Credit Agreement attached thereto, and J.P. Morgan Chase Bank, N.A., as escrow agent.

21.1	List of subsidiaries of Manitowoc Foodservice, Inc.
99.1	Preliminary Information Statement of Manitowoc Foodservice, Inc., subject to completion, dated February 8, 2016.

* Previously filed.